Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

FOR FURTHER INFORMATION CONTACT:
Timothy Cope — 952-449-7030

FOR IMMEDIATE RELEASE:
August 27, 2009

LAKES ENTERTAINMENT ANNOUNCES LOTTERY COMMISSION
APPROVES KANSAS MANAGEMENT CONTRACT
MINNEAPOLIS August 27, 2009 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced that on August 25, 2009, the Kansas Lottery Commission approved the management contract for Chisholm Creek Casino Resort, LLC (“Chisholm”). Lakes previously announced that it joined with Chisholm in its application currently pending before the Kansas Lottery to develop and operate a casino project in the South Central Zone of the State of Kansas. The management contract will now be forwarded by the Kansas Lottery Commission to the Lottery Gaming Review Board for its ultimate decision of awarding the Lottery Gaming Facility Management Contract (“LGFMC”), the decision of which is expected to be made within the next 60 days.
Lakes will own approximately 17% of Chisholm and will be the manager of the development and operation of the casino. For its management services, Lakes will receive approximately 6.8% of the casino’s earnings before interest, taxes, depreciation, amortization and management fee, subject to certain conditions. Lakes plans to obtain additional sources of financing to fully fund its portion of development costs related to the project through either a secondary public offering, debt or a combination thereof.
Phase one of the proposed casino is planned to feature 1,300 to 1,500 slot machines, 30 table games and other amenities, which may include a number of restaurants and a hotel to be developed by a third party hotel developer. Additional phases of the development could include expanded gaming positions, an entertainment center, and other market driven amenities.
“We are pleased that the Kansas Lottery Commission approved the management contract and look forward to the final decision by the Lottery Gaming Review Board,” stated Lyle Berman, Lakes’ Chief Executive Officer. “We have started pre-development work and if the Lottery Gaming Review Board awards the LGFMC to Chisholm, we intend to open the casino within the next 20 months,” added Tim Cope, President and Chief Financial Officer of Lakes.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. Lakes is currently managing the Cimarron Casino for the Iowa Tribe of Oklahoma, the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians and the Red Hawk Casino for the Shingle Springs Band of Miwok Indians. Lakes is also involved in other business activities, including the development of new table games for licensing to Tribal and non-Tribal casinos.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; and reliance on Lakes’ management. For more information, review the company’s filings with the Securities and Exchange.
# # #

2